PROMISSORY NOTE

$500,000.00                                     New York, New York
                                                September 15, 2000

      FOR VALUE RECEIVED, the undersigned, LIBERTY PROCESSING & DISTRIBUTION, INC., a Delaware corporation with an address of 11 52nd Street, Brooklyn, New York, 11232, (hereinafter referred to as "Maker"), hereby promises to pay to the order of MARVIN N. RAAB, whose address is 429 Coolidge Road, Cherry Hill, New Jersey 08002 (hereinafter referred to as "Payee") without defalcation or offset, the principal sum of FIVE HUNDRED THOUSAND AND 00/100 ($500,000.00) DOLLARS lawful money in the United States of America, together with interest calculated at an interest rate as provided hereinafter.
            The obligations evidenced by this Note arise pursuant to the terms, conditions and provisions of that certain Stock Purchase Agreement ("Agreement") dated September 15, 2000, among Philadelphia Foods, Inc., a New Jersey Corporation ("Philadelphia Foods"), Maker and Payee for the purchase of the stock ("Stock") of Philadelphia Foods, which Stock is owned by the Payee. This Note represents payment for a portion of the cash payment as provided for in the Agreement. The amount due hereunder shall be due and payable sixty (60) days from the date hereof. If payment is not made within thirty (30) days of the date hereof, interest shall accrue on this Note at the rate equal to one (1) point above the prime rate of Chase Manhattan Bank, N.A. from the 31st day following the date hereof until all amouts due hereunder are paid in full. All amounts required to be paid hereunder shall be payable to Payee or his assigns or designees at 429 Coolidge Road, Cherry Hill, New Jersey, 08002, or at such other place as Payee may from time to time designate in writing. In the event Closing (as defined in the Agreement) of the sale of the Stock is held on or before November 15, 2000, and all amounts due to Payee under this Note are paid in full, this Note shall automatically be cancelled and of no further force and effect.
            Concurrently with the execution of this Note, Maker is executing an additional note in the amount of One Million Five Hundred Thousand ($1,500,000.00) Dollars ("Second Deposit Note") for payment of the balance of the cash payment due under the terms of the Agreement.
            As security for the payments due hereunder, Maker is providing an Irrevocable Letter of Credit in the amount of Five Hundred Thousand ($500,000.00) Dollars ("LOC"), drawn on a bank ("Bank"), which is to be obtained by September 22, 2000. If the entire outstanding principal balance and interest is not paid within sixty (60) days of the date hereof, Payee shall have the right to present the LOC to the Bank for payment in full upon presentation to the Bank of written statement executed by the Payee that the Maker has not paid the Note in full within such sixty (60) days or that another Event of Default has occurred.
            Alternatively, as security for the payments due hereunder in the event the LOC is not obtained by September 22, 2000, then, as security for this Note, Maker's parent company, Liberty Group Holdings, Inc., ("LGHI"), and Liberty Food Group, LLC, a company owned by LGHI ("LFG") have pledged all of their respective inventories and receivables pursuant to the terms of Security Agreements and UCC-1 Financing Statements (collectively referred to as "Security Agreements") dated even date herewith. Payee shall have a second security position on the aforementioned assets of LGHI and LFG, second only to a debt of LFG to SUAN INVESTMENTS in a principal amount of One Hundred Fifty Thousand ($150,000.00) Dollars and interest accruing thereon from April, 2000. If the entire outstanding principal balance and interest is not paid within sixty (60) days of the date hereof, Payee shall have the right to enforce all of its rights under the Security Agreements.
            The Note and Security Agreements shall sometimes hereinafter be collectively referred to as the "Related Documents".
            Notwithstanding anything contained herein to the contrary, in any action commenced to enforce the obligations of the Maker created or arising hereunder, the judgment shall not be enforceable against any assets of the Maker other than the Collateral covered by the Security Agreement. Recourse for any violation or breach of the terms of this Note or the Security Agreements shall only be against the Collateral and any such judgment shall not be subject to execution on, nor be a lien on, any other assets of the Maker or the Maker itself. LGHI and LFG have represented to Payee that the value of the Collateral is sufficient to cover the obligations under this Note. All of the agreements, conditions, covenants, provisions and stipulations contained in the Related Documents are to be kept and performed by Maker, and are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.
            Maker shall have the privilege of pre-paying any sums due under this
Note in whole or in part, at any time and from time to time, without premium or penalty; provided, however, that such prepayment shall be accompanied by payment of all accrued interest on the outstanding principal balance then due and owing under this Note.
            Each of the following is an "Event of Default" under this Note:
                  (a)   If  Maker  fails  to  make   payment  in  full  of  the
outstanding principal and interest under this Note within sixty (60) days of the date of this Note.
                  (b) If (i) LGHI and/or LFG fails to deliver the Security Agreements by September 22, 2000, if the LOC is not obtained; or if (ii) Payee's security interest as aforementioned is not a second position on the inventory and accounts receivable of LGHI and LFG; or if (iii) the amounts owed by LGHI and LFG to SUAN INVESTMENT exceeds the principal amount of One Hundred Fifty Thousand ($150,000.00) Dollars and interest accruing thereon from April, 2000.
                  (c) The commencement of levy, execution or attachment proceedings against Maker or any of its property, or the application for or appointment of a liquidator, receiver, custodian, sequestrator, conservator, trustee or other similar judicial officer (and such action commenced against Maker continues for a period of thirty (30) days).
                  (d) The assignment for the benefit of creditors or the admission in writing of any inability to pay any debts generally as they become due, or the ordering the winding-up or liquidation of affairs by Maker.
                  (e) The commencement of a case by or against Maker under any insolvency, bankruptcy, creditor adjustment, debtor rehabilitation or similar proceeding, State or Federal (and such action commenced against Maker shall continue for thirty (30) days, including without limitation the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for Maker or for any of Maker's property or assets.
            If any Event of Default occurs hereunder, the entire outstanding principal indebtedness evidenced hereby, together with all arrearages of interest hereon and other sums due hereunder, at the option of Payee, shall become due and payable immediately, without presentation, demand or further action and execution may forthwith issue for the collection of same, including reasonable attorneys' fees and all other sums due by Maker hereunder. In such case, Payee may also recover all costs of suit and other expenses in connection therewith.
            The remedies of Payee as provided hereunder and the warranties contained herein shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Payee, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.
            Maker hereby waives and releases all errors, defects and imperfections in any proceedings by Payee under the terms of this Note as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting personal property or any part of the proceeds arising from any sale of such property, from attachment, levy, sale under execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and Maker agrees that any personal property that may be levied upon pursuant to a judgment obtained by virtue hereof on any writ of execution issued thereon may be sold upon any such writ in whole or in part in any order desired by Payee.
            Maker and all endorsers, sureties and other guarantors, hereby jointly and severally waive presentation for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, they agree that the liability of each of them shall be joint and several and unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of any collateral or any part hereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.
            Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.
            Maker shall pay the cost of any revenue tax or other stamps now or hereafter required by law at any time to be affixed to this Note.
            Whenever used, the singular number shall include the plural and the plural the singular, the use of any gender shall be applicable to all genders, and the words "Payee" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and assigns of Payee and Maker.
            All notices required to be given shall be effectively given only if in writing and sent by certified mail, return receipt requested, postage prepaid, and addressed to the party entitled to receive the same at the address specified on the first page of this Note or at such other address as may be directed or by personal notice or by such party or by telefax. All notices sent by mail shall be deemed given and received on the first mail delivery date after such mailing. All notices given by telefax shall be deemed given and received on the date the telefax is sent.
            Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require Maker, or any other person liable for repayment of same, to pay interest at a greater rate than is lawful in such case to contract for, or to make payment, or to do any act contrary to law. Should any interest or other charges paid by Maker, or parties liable for the payment of this Note, result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted under the laws of the applicable jurisdiction, then any and all excess shall be and the same is hereby waived by Payee, and any and all such excess automatically shall be credited against and in reduction of the balance due under this Note, but such crediting shall not cure or waive the default occasioning acceleration, and the portion of said excess which exceeds the balance due under the Note shall be paid by Payee to Maker and other parties liable for the payment of this Note. If any clause or provision herein contained shall be unenforceable under applicable law, in whole or in part, then only such clause or provision or part thereof shall be held void as though not contained herein and the remainder of this Note shall remain operative and in full force and effect.
      This Note shall be governed by and construed in accordance with the Laws of the State of New York and the Courts of New York, or the Federal District Court in New York, shall have jurisdiction for enforcement of this Note.
            IN WITNESS WHEREOF, Maker has caused these presents to be duly executed the day and year first above written.
                                          LIBERTY PROCESSING AND
                                          DISTRIBUTION, INC.,
                                          a Delaware Corporation



                                          By:__________________________
                                                                     , President